Exhibit 23.4








                    [Letterhead of James L. Zimmerman C.P.A.]




August 1, 2000



American Tax-Exempt Bond Trust




Dear Sirs:


I consent to the use of my audit reports, dated February 7, 2000 and February 8, 1999, accompanying the Financial Statements for the years ended December 31, 1999 and 1998 for Rolling Ridge, LLC in the Registration Statement on Form S-4 prepared on behalf of American Tax-Exempt Bond Trust.

Sincerely,



/s/ James L. Zimmerman
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